HOOPER HOLMES, INC.
560 N. Rogers Road
Olathe, Kansas 66062

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
June 10, 2015
_______________________________

The annual meeting of shareholders of Hooper Holmes, Inc. will be held at 10:00 a.m. (Central Time) on Wednesday, June 10, 2015 at the Hilton Garden Inn, 12080 South Strang Line Road, Olathe, Kansas 66062, for the following purposes:

1.To elect 6 directors to serve 1-year terms;

2.	To consider an advisory vote on the approval of the compensation of our named executive officers; and

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Shareholders of record at the close of business on April 17, 2015 may vote at the annual meeting and at any adjournment or postponement of the meeting. In connection with our solicitation of proxies for the annual meeting, we are making available this proxy statement, proxy card and our 2014 Annual Report to shareholders on or about April 28, 2015. Please vote in one of the following ways:

•	Use the toll-free number shown on your proxy card or Notice and Access card;

•	Vote via the Internet, as indicated on your Notice and Access card;

•	Complete, sign, date and return your proxy card in the enclosed postage-paid envelope, if you received a full set of proxy materials; or

•	Vote in person at the meeting.

Your vote is very important. Please use one of the methods above to ensure that your vote will be counted. Your proxy may be revoked at any time before the vote at the annual meeting by following the procedures outlined in the proxy statement.

By Order of the Board of Directors

________________________________
Tom Collins
Senior Vice President and Chief Financial Officer

April 28, 2015

HOOPER HOLMES, INC.
PROXY STATEMENT
FOR 2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, JUNE 10, 2015

COMMON QUESTIONS ABOUT OUR ANNUAL MEETING AND PROXY STATEMENT

Q:	Why did I receive these proxy materials?

A:
Our Board of Directors is soliciting your proxy so that, as a shareholder of Hooper Holmes, Inc. (the “Company”), you will have the opportunity to vote on matters that will be presented at our 2015 annual meeting of shareholders. This proxy statement provides you with information about us and these proposals to assist you in voting your shares.

Q:	What proposals will be voted on at the meeting?

A:    At the annual meeting, our shareholders will be asked to:

•	Elect 6 directors to serve for a 1-year term (Proposal 1);

•	Conduct a non-binding advisory vote on the approval of the compensation of our named executive officers (Proposal 2);

•	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year (Proposal 3); and

•	Take action on any other business that properly comes before the meeting and any adjournments or postponements of the meeting.

Q:    What shares owned by me can be voted?

A:
All shares of the Company’s common stock, $0.04 par value per share, owned by you as of the close of business on April 17, 2015, the record date for the determination of shareholders entitled to notice of, and the right to vote at, the meeting, may be voted by you. These shares include those held directly in your name as the shareholder of record and held for you in “street name” as the beneficial owner through a stockbroker, bank or other nominee.

Each holder of record of shares of our common stock outstanding on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a “street name” holder?

A:
These terms describe how you hold your shares. If your shares are registered directly in your name with the Company’s transfer agent, Registrar and Transfer Company, you are considered the shareholder of record.

If your shares are held in a stock brokerage account or by a bank or other nominee, your shares are held in “street name”. If you hold your shares in street name, you have the right to direct your broker or nominee on how to vote.

Q:	How can I vote my shares?

A:    You can vote either in person at the meeting or by proxy without attending the meeting.

This proxy statement, the accompanying proxy card and the Company’s 2014 annual report to shareholders are being made available on the Internet at www.proxyvote.com, as indicated in the Notice and Access card being mailed separately.

To vote by proxy, you must do one of the following:

•	Vote over the Internet (instructions are in the Notice and Access card); or

•	Vote by telephone (toll-free number is indicated on your proxy card or Notice and Access card); or

•	If you received a paper copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. To do so, please bring the enclosed proxy card and proof of identification. If you hold your shares in street name and wish to vote in person at the meeting, you must request a legal proxy from your broker or nominee to present at the meeting.

Q:	How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote “FOR” each of the director nominees for the Board, “FOR” the approval of the Company’s executive compensation programs, and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Q:	What vote is required to approve each proposal?

A:    Proposal 1 – Election of Directors

A plurality of the votes cast is required to elect the nominees as directors. You may not cumulate your votes in the election of directors. The six nominees receiving the highest number of affirmative votes will be elected to the Board. You may withhold authority to vote for any or all nominees for directors. Votes “WITHHELD” will not have effect on the outcome of the vote. Votes cannot be voted for a greater number of persons than the number of nominees named.

Proposal 2 – Non-Binding Advisory Vote on Executive Compensation

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting will be required to approve the proposal.

Proposal 3 – Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting will be required to approve the proposal.

Under New York law, “votes cast” at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to a vote. Although abstentions and broker non-votes are considered in determining the presence of a quorum, they will not be considered “votes cast” and will have no effect on the outcome of the vote on the proposals.

Q:	What happens if I hold my shares in “street name” and don’t provide my broker voting instructions?

A:
In certain circumstances, if you do not provide instructions to your broker on how you wish to vote, your broker will be allowed to vote for you on routine proposals, but your broker is prohibited from voting on other proposals. The proposals on which the broker is prohibited from voting for you result in “broker non-votes”.

The election of directors (Proposal 1), and the advisory vote on the compensation of our named executive officers (Proposal 2) are each considered non-routine matters; the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year (Proposal 3) is considered a routine matter. Please be sure to give specific voting instructions to your broker so that your shares can be represented.

Q:	What is the quorum for the meeting?

A:
The presence in person or by proxy of a majority of the shares of our common stock issued and outstanding and entitled to vote on the record date will constitute a quorum at the annual meeting. On our record date, April 17, 2015, there were 77,408,270 shares of our common stock issued and outstanding and entitled to vote at our annual meeting. All shares that are voted “FOR” or “AGAINST” any matter, votes that are “WITHHELD” for Board nominees, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

If we do not have a quorum at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting.

Q:	How may I vote on the proposals to be voted on at the meeting?

A:	In the election of directors (Proposal 1), you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the proposals regarding the advisory vote on the compensation of our named executive officers (Proposal 2) and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year (Proposal 3), you may vote “FOR” or “AGAINST” or “ABSTAIN.”

Q:	What if I return a proxy but do not make specific choices with respect to some or all of the matters listed on my proxy card?

A:
If you return a signed and dated proxy card without marking your voting selections, your shares will be voted “FOR” the election of each of the six nominees for director, “FOR” the approval of the compensation of our named executive officers, and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the meeting. For shares held directly in your name, you may accomplish this by:

•	voting again over the Internet or by telephone prior to 11:59 p.m. EDT on June 9, 2015;

•	signing another proxy card with a later date and returning it to us prior to the meeting;

•	sending a properly signed written notice that you are revoking your proxy to Hooper Holmes, Inc., 560 N. Rogers Road, Olathe, Kansas 66062, Attention: Corporate Secretary; or

•
attending the meeting and notifying the election officials at the meeting that you wish to revoke your proxy and vote in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you have instructed a broker, trustee or other nominee to vote your shares, you should follow the directions received from your broker, trustee or other nominee to change those instructions.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Who is paying for this solicitation?

A:
We are paying for the solicitation of proxies, including the cost of preparing, printing and mailing the Notice and Access card, the proxy statement, the proxy card and any additional related information.

We will reimburse brokers, banks and other financial institutions and nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who hold shares in street name.

The solicitation of proxies through this proxy statement may be supplemented by mail, telephone, fax, personal solicitation or other communication methods by directors, officers or other of our employees without additional compensation to them.

Q:	What do I need to do to attend the meeting?

A:
You may attend the meeting if you are listed as a shareholder of record as of the record date and bring proof of identification. If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of a brokerage statement showing your share ownership as of the record date or a legal proxy if you wish to vote your shares in person at the meeting. In addition to the items above, you should bring proof of identification.

Q:	How can I access the Company’s proxy materials and annual report electronically?

A:
This proxy statement, the accompanying proxy card and the Company’s 2014 annual report to shareholders are being made available on the Internet at www.proxyvote.com, through the notice and access process available to the Company’s shareholders, as indicated in the Notice and Access card being mailed separately. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you own Hooper Holmes stock in your name, you can choose this option and save us the cost of producing and mailing these documents by checking the box for electronic delivery on your proxy card, or by following the instructions provided when you vote over the Internet. If you hold your Hooper Holmes stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Q:    Who counts the votes?

A:
We have retained Broadridge Financial Solutions, Inc. as the Inspector of Election for the annual meeting. Representatives of Broadridge will tabulate the votes represented by proxies, cast by ballot and the Internet.

Q:    Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual shareholders are handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except as needed to permit the Company to tabulate and certify the vote, as required by law, or in limited circumstances such as a contested election. All comments written on the proxy card or elsewhere will be forwarded to management.

Q:    Can I vote on other matters?

A:
Our bylaws limit the matters presented at the annual meeting to those in the notice of the meeting and those otherwise properly brought before the meeting. If any other matters are presented at the meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Q:    Where can I find the voting results of the meeting?

A:
We will announce preliminary voting results at the meeting, if those results are then available, and we will publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the meeting.

Annual Report to Shareholders

A copy of our annual report to shareholders, which includes our annual report on Form 10-K for the 2014 fiscal year, accompanies this proxy statement. Shareholders may also obtain, free of charge, a copy of the 2014 annual report on Form 10-K, without exhibits, by writing to Hooper Holmes, Inc., 560 N. Rogers Road, Olathe, Kansas 66062, Attention: Corporate Secretary. The 2014 annual report on Form 10-K is also available through the Company’s website at www.hooperholmes.com. The 2014 annual report on Form 10-K does not constitute proxy soliciting materials.

Householding

Under applicable rules, we are permitted to mail a single proxy statement and annual report or Notice and Access card, as applicable, to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report or Notice and Access card, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. If you prefer to receive separate copies of the proxy statement or annual report or Notice and Access card, either now or in the future, please notify us by mail at 560 N. Rogers Road, Olathe, Kansas 66062, attention: Corporate Secretary, or by telephone at (913) 764-1045. If you are currently a shareholder sharing an address with another shareholder and wish to have only one proxy statement and annual report or Notice and Access card delivered to the household in the future, please contact us at the same address or telephone number.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors has nominated the six persons listed below to serve as directors. If elected, each of our director nominees will serve until the 2016 annual meeting or until a successor has been elected and qualified. If any of the six nominees becomes unavailable for election, the persons named on the proxy card as proxies may vote for other nominees selected by the Board or the named proxies.

Each of our director nominees is currently a member of our Board.

Our Board recommends that shareholders vote “FOR” the election of the six director nominees in this Proposal 1. Proxies will be voted for this proposal unless you otherwise specify in the proxy.

Director Nominees

Ronald V. Aprahamian

age 68, director since 2009
Mr. Aprahamian has been our Chair of the Board since 2012. Mr. Aprahamian was elected to the Board in 2009 as a shareholder nominee. He has served as a director of Sunrise Senior Living, Inc. from 1995 until November 2008. He served as Chairman of the Board of Superior Consultant Holdings Corp. from October 2000 to October

2003, and as a director from 2003 to 2005. He also served as a director of First Consulting Group, Inc. from April 2005 to January 2007.

Mr. Aprahamian is qualified to serve on our Board as he has been engaged in a broad range of business development activities as an investor, consultant, board member, and chief executive officer in companies engaged in the healthcare, computer software, banking, aviation engineering products, fiber optics, and telecommunications industries.

Henry E. Dubois

age 53, director since 2013
Mr. Dubois became our President and Chief Executive Officer of the Company and was appointed to the Board in April 2013. From January to April 2013, Mr. Dubois served as financial and strategic consultant to the Executive Committee of the Board pursuant to an Interim Services Agreement between the Company and Randstad Professionals US, LP, d/b/a Tatum. Mr. Dubois was employed by Tatum from January 2011 until September 2013. From February 2005 through December 2012, he was engaged by GeoEye, Inc., a global supplier of high resolution satellite and aerial imagery, as Executive Vice President and as Chief Financial Officer from January 2006 through December 2008 and as a management and financial consultant during the balance of the engagement. Previously, he served as President, Chief Operating Officer and Chief Financial Officer of DigitalGlobe, Inc. and held senior executive positions including chief executive officer and chief financial officer of two companies in the Asia Pacific region.

Mr. Dubois’ qualifications to serve on our Board include his demonstrated expertise and experience in financial management, operations and strategic planning.

Mark J. Emkjer

age 59, director since 2015
Mr. Emkjer was appointed to the Board in 2015. Mr. Emkjer most recently served as Chief Executive Officer of the Health Services Division of WebMD from April 2009 to February 2014. Prior to joining WebMD, Mr. Emkjer served as CEO, President and Board Member of Accelrys, Inc., a software company serving the pharmaceutical and biotech industries. Prior to Accelrys, Mr. Emkjer was President and Chief Operating Officer of Sunquest, a leading provider of clinical data management services. Prior to Sunquest, Mr. Emkjer served as President and CEO of Pace Health Management Systems, Inc., and President and CEO of Hospital Cost Consultants Inc., a leading international provider of financial solutions to the healthcare industry.

Mr. Emkjer’s qualifications to serve on our Board include his extensive experience in the healthcare industry and his demonstrated expertise in management and operations within the industry.

Larry Ferguson

age 65, director since 2009
Mr. Ferguson has served as CEO of several publicly traded and privately held companies, including First Consulting Group, Inc., a publicly held company serving the healthcare industry, from 2006 to 2008. Since 1995, he has served as CEO of The Ferguson Group, a private equity consulting and investment firm focused on healthcare and life sciences information technology companies. He previously held executive positions with American Express and First Data Corporation.

Mr. Ferguson’s qualifications to serve on our Board include his extensive experience in the healthcare and life sciences information technology industry. Mr. Ferguson was elected to the Board in 2009 as a shareholder nominee and served as the Chairman of the Board until January 2012.

Gus D. Halas

age 64, director since 2013
Mr. Halas was appointed to the Board in April 2013. Mr. Halas has served as CEO of several companies. He has been Chief Executive Officer and President of the Central Operating Companies at Central Garden & Pet Company since April 2011. Mr. Halas was President and Chief Executive Officer of T-3 Energy Services, Inc. from May 2003 to March 2009 and also served as Chairman of the Board of Directors from March 2004 to March 2009. From August 2001 to April 2003, Mr. Halas served as President and Chief Executive Officer of Clore Automotive, Inc. He also serves as a director for Triangle Petroleum Corp.

Mr. Halas is qualified to serve on our Board because of his experience and expertise as an executive and a director with companies implementing “turnaround” strategies.

Thomas A. Watford

age 54, director since 2010
As President and Chief Operating Officer of Santa Rosa Holdings, Mr. Watford leads a group of companies that offer an extensive portfolio of solutions that allow healthcare organizations to meet their operational and strategic objectives. Prior to joining Santa Rosa in 2008, Mr. Watford served as Chief Financial Officer and Chief Operating Officer of First Consulting Group, Inc., a $300 million NASDAQ listed company serving the healthcare industry. As Chief Operating Officer of First Consulting from 2006 to 2008, Mr. Watford was responsible for service delivery, infrastructure, and development operations in India and Vietnam. As Chief Financial Officer of First Consulting from 2005 to 2008, he led the financial turnaround of the company and, with the CEO, led the process that resulted in the sale of the firm.

Mr. Watford’s qualifications to serve on our Board include his more than 25 years’ experience in the healthcare industry, where he has delivered professional and IT services to healthcare providers, health plans and life sciences companies.

CORPORATE GOVERNANCE

Governance Structure

The Board has adopted Corporate Governance Guidelines for the Company which provide, among other things, that the Board generally favors separating the roles of Chairman and Chief Executive Officer. The Board believes it is generally appropriate for the CEO to maintain a primary focus on the Company’s strategic and operational plans, and for the Chairman to provide an independent focus on serving shareholder interests. The Board has had an independent Chairman since 2009. The Corporate Governance Guidelines provide that no individual who has attained the age of 72 years will be appointed to the Board or be nominated for election or reelection as a director.

Director Independence

Our common stock is listed on the NYSE MKT stock exchange, which is referred to in this proxy statement as the NYSE MKT. The NYSE MKT Company Guide requires that at least a majority of the members of our Board be “independent directors” within the meaning of the listing standards of the NYSE MKT.

The Board has affirmatively determined that each of the members of the Board other than Henry E. Dubois, the Company’s President and Chief Executive Officer, is, as of the date of this proxy statement, an “independent director” within the meaning of the listing standards of the NYSE MKT.

Director Attendance at Annual Meetings of Our Shareholders

We encourage, but do not require, our directors to attend annual meetings of our shareholders. All of our continuing directors at the time of our 2014 annual meeting of our shareholders attended that meeting.

Board and Board Committee Meetings

During 2014, our Board held a total of 14 meetings, in addition to taking other actions by unanimous written consent in lieu of a meeting. All of our Board members attended at least 75% of the meetings of our Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member during 2014.

As required under NYSE MKT listing standards and our corporate governance guidelines, our board of directors meets on a regular basis as often as necessary to fulfill its responsibilities, including at least once each quarter, and our independent directors meet at least annually in executive session outside the presence of non-independent director and management.

Risk Oversight

The Board oversees our functions to assure that our assets are properly safeguarded, that appropriate financial and other controls are maintained, and that business is conducted prudently and in compliance with applicable laws, regulations and ethical standards. Although the Board as a whole carries out this oversight function, much of the work is delegated to various Board Committees which meet regularly and report back to the full Board.

In particular, the Audit Committee is responsible for reviewing and overseeing our financial statements, including the integrity of our financial and disclosure controls, legal compliance programs and procedures, and procedures for identifying, evaluating and controlling material financial, legal and operational risk. The Audit Committee, whose members are all “independent” directors, receives regular reports about these matters from, and meets separately with, our outside auditors, and receives regular reports from our management.

While the Board and its Committees are responsible for risk oversight, our management is responsible for managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and often do, communicate directly with senior management.

Board Committees

As of the date of this proxy statement, the Board of Directors has the following standing committees:

•	Audit Committee

•	Compensation Committee

•	Governance and Nominating Committee

Each of these committees has a written charter approved by the Board. These charters are posted on our website at www.hooperholmes.com. In addition, the Board from time to time may establish additional committees for particular purposes.

The current membership of each of the Board’s committees is set forth below:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Ronald V. Aprahamian	X	X	X
Henry E. Dubois
Mark J. Emkjer(1)	X	X	X
Larry Ferguson	X	X	Chair
Gus D. Halas	X	Chair	X
Thomas A. Watford	Chair	X	X
__________________

(1)    Appointed to Audit Committee, Compensation Committee, and Governance and Nominating Committee on March 9, 2015.

Audit Committee

As specified in the Audit Committee’s charter, the Audit Committee was established to assist the Board in fulfilling its oversight responsibilities, primarily through:

•	overseeing management’s conduct of the Company’s financial reporting process and systems of internal accounting and financial controls;

•	monitoring the independence and performance of the Company’s independent registered public accounting firm;

•	providing an avenue of communication among the independent registered public accounting firm, management and the Board;

•	overseeing the Company’s processes to assure compliance with legal and regulatory requirements and its code of ethics; and

•	monitoring the Company’s risk management policies and practices.

Each of the Audit Committee members satisfies the independence standards specified in Section 803B(2) of the NYSE MKT Company Guide and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that Thomas A. Watford, the committee’s chair, qualifies as an “audit committee financial expert” as defined by SEC rules.

The Audit Committee charter provides that the committee’s responsibilities and duties are:

•
the oversight of our internal controls, which encompasses: reviewing the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures, including the yearly report prepared by management assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting, and reviewing significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

•	the evaluation of the performance and independence of the independent registered public accounting firm, which encompasses: review of the scope, plan and procedures to be used on the annual audit;

review of the results of the annual audit and interim financial reviews performed by the independent registered public accounting firm; inquiring into accounting adjustments that were noted or proposed by the independent registered public accounting firm but were passed as immaterial or otherwise; the review, at least annually, of a report by the independent registered public accounting firm as to the independent registered public accounting firm’s internal quality control procedures; and pre-approval of the fees for all audit and non-audit services performed by the independent registered public accounting firm;

•
the review of our annual and interim consolidated financial statements, which encompasses: the review of significant estimates and judgments underlying such financial statements, all critical accounting policies, major changes to our accounting principles and practices and material questions of choice with respect to such principles and practices; review of earnings press releases; and review of related party transactions and other matters relating to our financial affairs and its accounts; and

•	the review of our compliance with laws, regulations and policies.

The Audit Committee met six times in 2014.

Compensation Committee

The Compensation Committee members are each considered an “independent director” as defined by applicable NYSE MKT listing standards.

In accordance with the Compensation Committee’s charter, the committee, among other matters, annually reviews and recommends to the Board the compensation of our Chief Executive Officer and, based in part upon our Chief Executive Officer’s recommendation, approves the compensation of the other members of our senior management. The Compensation Committee also administers the Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Incentive Plan and the Hooper Holmes, Inc. 2008 Omnibus Employee Incentive Plan and determines the nature and terms of the awards granted under those plans. The Compensation Committee also administers the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan and the Stock Purchase Plan (2004) of Hooper Holmes, Inc., although the Company is no longer making grants under these plans. In overseeing these plans, the Compensation Committee has the sole authority for day-to-day administration and interpretation of the plans. The Compensation Committee has the authority to engage outside advisors to assist it in the performance of its duties; the Compensation Committee may not delegate this authority to others. The Compensation Committee may, however, form and delegate some or all of its authority to subcommittees when it deems appropriate.

The Compensation Committee periodically reviews and recommends to the Board the compensation for the Company’s non-employee directors. Information regarding director compensation amounts paid in 2014 can be found in the Director Compensation Table located in the discussion below under the caption “Compensation of Directors.” The Compensation Committee and our Board believe that (i) non-employee director compensation should fairly compensate directors for work required in a company of our size and scope, (ii) such compensation should align such directors’ interests with the long-term interests of our shareholders, and (iii) the structure of director compensation should be simple, transparent and easy for shareholders to understand.

Hooper Holmes’s compensation programs are designed to attract, retain, and motivate executive officers and to provide a framework that delivers outstanding financial results over the long term. Our compensation programs for executive officers reflect the competitive environment in which we operate and incorporate performance-based criteria. To that end, the Compensation Committee monitors the executive compensation and compensation plans of other companies. In addition, our compensation programs are designed to establish compensation packages that balance cash and equity in a manner designed to align executive compensation with shareholder interests and also take into account the Company’s cash position.

We are required to seek non-binding advisory votes from shareholders to approve the compensation as disclosed in the discussion under the caption “Compensation of Executive Officers” and to approve how often such an advisory vote should occur. In 2014, a majority of shareholders voted to support an annual advisory vote on the compensation of executive officers. Shareholder Proposal 2 below represents such advisory votes.

While the advisory vote on compensation is non-binding, the Compensation Committee and the Board value the opinions of our shareholders as expressed through their votes and other communications. Accordingly, the Compensation Committee and the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future compensation decisions.

The Compensation Committee met one time in 2014.

Governance and Nominating Committee

The Governance and Nominating Committee’s principal purposes are to:

•	recommend to the Board principles for governance;

•	oversee the evaluation of the Board and management;

•	recommend to the Board persons to be nominated for election as directors; and

•	assign Board members to Board committees.

The charter of the Governance and Nominating Committee provides that the committee is to have such number of directors as determined by the Board. Except as otherwise permitted, each of the committee members is to be an “independent director” as defined by applicable NYSE MKT listing standards. Each of the Governance and Nominating Committee members is independent under the NYSE MKT listing standards.

Under applicable NYSE MKT listing requirements, at least a majority of the members of the Board must meet the definition of “independent director” set forth in such listing requirements. The Governance and Nominating Committee believes that it is preferable for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules.

The Governance and Nominating Committee’s goal is to assemble a Board that brings to the Company a diversity of experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They should have an inquisitive and objective perspective and mature judgment. Taken as a whole, the Board should include members with a record of experience and achievement in fields relevant to the Company’s current and planned future business activities, and members with knowledge or experience that can be a source of strategic guidance to Company management. Director candidates must have sufficient time available, in the judgment of the Governance and Nominating Committee, to perform all Board and committee responsibilities. They must have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Members of the Board are expected to rigorously prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, in the best interests of the Company and its shareholders.

Candidates for director nominees are evaluated by the Governance and Nominating Committee in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s shareholders. The Governance and Nominating Committee uses its network of contacts to compile a list of potential candidates and may also engage, if it deems appropriate, a professional search firm and, in such case, pay that firm a fee for its assistance in identifying or evaluating director candidates. In the case of new director candidates, the Governance and Nominating Committee will seek to determine whether the nominee is independent under applicable NYSE MKT listing standards, SEC rules and regulations and with the advice of counsel, if necessary. The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the functions and needs of the Board. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and whether there are any relationships and transactions that might impair such directors’ independence. The Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee or nominees for recommendation to the Board by majority vote.

The Governance and Nominating Committee does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. The Board believes that a variety of points of view represented on the Board contributes to a more effective decision-making process.

As set forth in the Governance and Nominating Committee’s charter, the Governance and Nominating Committee will evaluate any candidates recommended by shareholders in accordance with the same criteria applicable to the evaluation of candidates proposed by directors or management. A shareholder who wishes to recommend a person for election as a director at the 2016 annual meeting of shareholders, without including such nominee in the Company’s proxy materials, must notify the Company of such nominee in writing by March 14, 2016, but not before February 11, 2016. The notice containing such nominee must also include certain information specified in our bylaws. Shareholders should submit their recommendations to the attention of our Corporate Secretary, 560 N. Rogers Road, Olathe, Kansas 66062, by certified mail - return receipt requested.

If a shareholder wishes to have a nominee for director included in the Company’s proxy materials for the 2016 annual meeting of shareholders, the shareholder must be considered an “eligible shareholder” under the Company’s bylaws, and the nomination must be received by the Company by March 14, 2016. The notice containing such nominee must also include certain information specified in our bylaws. Shareholders should submit their notices to the attention of the Company’s Corporate Secretary, 560 N. Rogers Road, Olathe, Kansas 66062, by certified mail – return receipt requested. To be considered an “eligible shareholder,” such shareholder, together with his or her affiliates, must have continuously held (for at least one year preceding March 14, 2016) beneficial ownership of not less than 5% of the voting power of our outstanding voting securities entitled to vote in the election of directors and must comply with all applicable provisions of our bylaws.

The Governance and Nominating Committee met two times in 2014.

Code of Conduct and Ethics

We are committed to sound principles of corporate governance that promote honest, responsible and ethical business practices. Our corporate governance policies and practices are actively reviewed and evaluated by our Board and the Governance and Nominating Committee.

We have adopted a Code of Conduct and Ethics to provide standards for ethical conduct in dealing with agents, customers, suppliers, political entities and others. Our Code of Conduct and Ethics applies to all of our directors, officers and employees (and those of our subsidiaries), including our Chief Executive Officer and Chief Financial Officer. Our Code of Conduct and Ethics is posted on our website at www.hooperholmes.com. A printed copy of our Code of Conduct and Ethics is also available to shareholders, without charge, upon written request directed to our Corporate Secretary at the following address: Hooper Holmes, Inc., 560 N. Rogers Road, Olathe, Kansas 66062.

Communications with Our Board

Shareholders and other interested persons may communicate in writing with our Board, any of its committees, or a particular director by sending written communications to our Corporate Secretary at 560 N. Rogers Road, Olathe, Kansas 66062. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all of the members of the Board or certain specified individual directors. You must include your name and address in the written communication and indicate whether you are a shareholder. The Corporate Secretary will review any communications received from shareholders and all material communications from shareholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.

Policies on Reporting Certain Concerns Regarding Accounting and Other Matters

We have adopted policies on the reporting of concerns to our Audit Committee regarding any suspected misconduct, illegal activities or fraud, including any questionable accounting, internal accounting controls or auditing matters, or misconduct. Any person who has a concern regarding possible misconduct by any of our employees, including any executive officer, or any of our agents, may submit that concern to: Hooper Holmes, Inc., Attention: Corporate Secretary, 560 N. Rogers Road, Olathe, Kansas 66062. Employees may communicate all concerns regarding any misconduct to our General Counsel and/or the Audit Committee on a confidential and anonymous basis through our “whistleblower” hotline at 1-866-384-6616. Any communication received through the toll-free number is promptly reported to our General Counsel, as well as other appropriate management members.

COMPENSATION OF DIRECTORS

The table below sets forth the fees and other compensation that we pay to our non-employee directors pursuant to the director compensation program as currently in effect. See “Compensation of Directors – Board Governance and Compensation – 2014 Changes.” In addition to these fees and other compensation, all directors are reimbursed for their out-of-pocket expenses incurred in attending Board and Board committee meetings.

Nature of Director Compensation	Amount
Annual Board Retainers:(1)(2)
Non-Executive Chair of the Board	$80,000
Other Non-Employee Directors	$60,000
Annual Board Committee Chair Retainers:(1)(2)
Audit Committee Chair	$10,000
Compensation Committee Chair	$7,500
Governance and Nominating Committee Chair	$5,000
Fees for Board or Committee Meetings/Teleconferences Attended in Excess of Four:	$ 750 per meeting/teleconference
Annual Restricted Stock Grant:
All Non-Employee Directors(3)	100,000 shares

(1)
Retainers are paid in installments on a quarterly basis. If a director is a member of the Board or a Board committee for less than the full year, he or she receives quarterly installments of the annual or Chair retainers only for the quarterly periods in which he or she serves as a member or Chair of the Board or the applicable Board committee(s).

(2)	These retainers provide compensation for four in-person Board meetings and four Committee meetings of each Committee on which they serve.

(3)
The 2011 Plan provides for the grant, on an annual basis, of 100,000 shares of restricted stock to each non-employee member of the Board, issued as of the date of the annual meeting to be issued under such plan. For 2014, these were immediately vested.

Director Compensation Table

The following table shows total compensation awarded or paid to each non-employee director during 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Ronald V. Aprahamian	106,500	66,000	172,500
Larry Ferguson	86,250	66,000	152,250
Gus D. Halas	71,125	66,000	137,125
Dr. Elaine L. Rigolosi(2)	49,500	-	49,500
Thomas A. Watford	79,250	66,000	145,250

(1)
The stock awards reflected in this column were granted under the 2011 Plan. Stock awards under the plan are normally made in June of each year. The amounts shown represent the fair value of the stock awards on the date of grant.

(2)	Dr. Rigolosi did not stand for re-election at the 2014 annual meeting of shareholders and is no longer a member of the Board.
Board Governance and Compensation – 2014 Changes
The Board of Directors has approved certain governance and compensation changes to become effective upon the conclusion of the 2014 annual meeting of shareholders.
Following such meeting, each independent director would serve on each of the Audit, Compensation and Governance and Nominating Committees. In connection with such Board governance realignment, the Board also determined to adopt a new compensation structure for the directors, to become effective following the 2014 annual meeting of shareholders. The new director compensation program is designed to align the directors’ interests more directly with the shareholders by providing a greater percentage of overall compensation in the form of stock grants.
Annual Board retainers will be paid in a combination of cash and stock. All Non-employee directors will be paid an annual retainer of $60,000. The Non-Executive Chair will be paid an additional retainer of $20,000. These retainers are intended to provide compensation for four in-person Board meetings and four Committee meetings of each Committee on which they serve per year. Compensation for Board or Committee meetings in excess of four will be $750 per meeting, whether in person or telephonic. Committee chairs will receive an additional annual cash retainer as follows: Audit ($10,000), Compensation ($7,500) and Governance and Nominating ($5,000). In addition to the cash compensation, each director will receive a grant of 100,000 shares of restricted stock, with immediate vesting, issued as of the date of the annual meeting to be issued under such plan.
Director and Officer Indemnification
The Company has agreed to indemnify each of its directors and executive officers for all expenses actually and reasonably incurred in defending or settling an action to which such person is a party or threatened to be made a party or is otherwise involved because of his or her status as a director or officer of the Company. If the action is brought by or in the right of the Company, the indemnification must be made only if such person acted in good faith, for a purpose reasonably believed to be in the best interest of the Company (or, in the case of service to another entity, not opposed to the interest of the Company).
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information available to us as of April 17, 2015, regarding the beneficial ownership of our common stock by (i) each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers listed in the Summary Compensation Table located elsewhere in this proxy statement, and (iv) all of our directors and executive officers as a group.

The information in the table has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC’s rules, a person is deemed to own beneficially all securities as to which that person owns or shares voting or dispositive power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options. If two or more persons share voting or dispositive power with respect to specific securities, all of such persons may be deemed to be the beneficial owner of such securities. Information with respect to persons other than the holders listed in the table below that share beneficial ownership with respect to the securities shown is set forth in certain of the footnotes to the table.

Except as otherwise noted, the number of shares owned and percentage ownership in the following table is based on 77,408,270 shares of common stock outstanding on April 17, 2015.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding

5% Shareholders:
J. Carlo Cannell 1315 South Highway 89, Suite 203 P.O. Box 3459 Jackson, WV 83001	10,681,538 (1)	13.80%
Heartland Advisors, Inc. and William J. Nasgovitz 789 North Water Street Milwaukee, WI 53202	10,654,567 (2)	13.76%
Accountable Health, Inc. 1101 Wootton Parkway, 10th Floor Rockville, MD 20852	6,500,000(3)	8.40%
Named Executive Officers, Directors and Nominees for Director:
Ronald V. Aprahamian	3,491,400(4)	4.51%
Henry E. Dubois	1,205,532(5)	1.56%
Mark J. Emkjer	41,667	*
Larry Ferguson	307,500	*
Gus D. Halas	205,000	*
Thomas Watford	115,000	*
Tom Collins	346,250(6)	*
Tracy D. Mackey	(7)

All Directors and Executive Officers as a Group (8 persons)	5,712,349	7.38%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	J. Carlo Cannell filed an amended Schedule 13D on December 13, 2013, disclosing that he has sole voting power and sole dispositive power with respect to all 10,681,538 shares.

(2)
Heartland Advisors, Inc. and William J. Nasgovitz, who is identified as the president and control person of Heartland Advisors, Inc., filed an amended Schedule 13G on February 13, 2015, disclosing that they have shared voting power with respect to 10,174,130 shares of our common stock and shared dispositive power with respect to 10,654,567 shares. The amended Schedule 13G indicates that Mr. Nasgovitz disclaims beneficial ownership of these shares.

(3)	Represents shares directed by the Company to be issued effective April 17, 2015.

(4)	Includes 60,000 shares held by Mr. Aprahamian as trustee for his late mother’s trust.

(5)	Includes 1,000,000 shares that Mr. Dubois has the right to acquire within 60 days of April 17, 2015, upon the exercise of outstanding options.

(6)	Includes 340,250 shares that Mr. Collins has the right to acquire within 60 days of April 17, 2015, upon the exercise of outstanding options.

(7)	Information known to us on December 31, 2014, Ms. Mackey’s last day of employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and the beneficial owners of more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of the Company. Directors, executive officers and such beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a). The Company has historically undertaken to make such filings on behalf of its directors and executive officers.

To our knowledge, based solely on our review of the copies of such reports (and amendments to such reports) furnished to us, we are not aware of any required Section 16(a) reports that were not filed on a timely basis with respect to the fiscal year ended December 31, 2014.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the quality and integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee operates under a charter approved by the Board. The full text of the Audit Committee charter is available on our website at www.hooperholmes.com. As of the date of this proxy statement, the Audit Committee is comprised of directors, each of whom the Board has determined to be independent within the meaning of rules adopted by the SEC and the listing standards of the NYSE MKT.

Our management has responsibility for preparing our consolidated financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board, and for issuing their report on the results of their audit.

In this context, the Audit Committee hereby reports as follows:

1.    The Audit Committee has met with management and KPMG LLP and has reviewed and discussed with them the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2014.

2.    The Audit Committee has discussed and reviewed with KPMG LLP the matters required by Public Company Accounting Oversight Board, Auditing Standard No. 16, Communication with Audit

Committees, and, with and without management present, discussed and reviewed the results of KPMG LLP’s audit of the consolidated financial statements.

3.    The Audit Committee has obtained from KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and has discussed with KPMG LLP any relationships that may impact their objectivity and independence as provided in Public Company Accounting Oversight Board Rule 3526, and has satisfied itself as to their independence. The Audit Committee reviewed, with KPMG LLP and management, the audit plan, audit scope and identification of audit risks.

4.    Based upon the review and discussions described in the preceding paragraphs 1 through 3 above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Date: April 28, 2015

/s/ Thomas A. Watford Committee Chair	/s/ Larry Ferguson Committee Member

/s/ Ronald V. Aprahamian Committee Member	/s/ Gus D. Halas Committee Member

/s/ Mark J. Emkjer Committee Member

The foregoing report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

PROPOSAL NO. 2
ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Our compensation programs are designed to attract, retain, and motivate executive officers and to provide a framework that delivers outstanding financial results over the long term. Our compensation programs for executive officers reflect the competitive environment in which we operate and incorporate performance-based criteria. To that end, the Compensation Committee monitors the executive compensation and compensation plans of other companies. In addition, our compensation programs are designed to establish compensation packages that balance cash and equity in a manner designed to align executive compensation with shareholder interests and also take into account the Company’s cash position.

Shareholders are urged to read the “Compensation of Executive Officers” section of this proxy statement, which discusses our compensation policies and procedures, and the 2014 compensation for our named executive officers. The Compensation Committee and the Board believe that our compensation policies and procedures are effective in achieving our goals and are consistent with shareholder interests.

In accordance with section 14A of the Securities Exchange Act, we are including in this proxy statement a separate shareholder vote on executive compensation, which vote is non-binding. Accordingly, we are asking you to approve, on an advisory basis, the compensation of our named executive officers, as described in the “Compensation of Executive Officers” section of this proxy statement, including the related compensation tables and other narrative executive compensation disclosure contained therein.

The following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of Hooper Holmes, Inc. approve, on an advisory basis, the compensation of Hooper Holmes’s named executive officers, as disclosed in the Compensation of Executive Officers section, compensation tables and narrative discussion of this Proxy Statement.”

While this advisory resolution is non-binding, the Compensation Committee and the Board value the opinions of our shareholders as expressed through their votes and other communications. Accordingly, the Compensation Committee and the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future compensation decisions. The Board therefore recommends that you indicate your support for our compensation policies and procedures for its named executive officers, as outlined above.

Vote Required

Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting, assuming the presence of a quorum at the annual meeting. Because this vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating its executive compensation program.

The Board recommends that shareholders vote, on an advisory basis, “FOR” the approval of the named executive officers’ compensation described in the Compensation of Executive Officers section, the compensation tables and the narrative discussion of this proxy statement.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and, if required, the effectiveness of the Company’s internal control over financial reporting for the fiscal year ending December 31, 2015. KPMG LLP has served as the Company’s auditors since 1980. Due to the change in corporate headquarters during 2014 to Olathe, Kansas, KPMG LLP’s Kansas City, Missouri office has serviced the audit relationship beginning with the audit for the fiscal year ending December 31, 2014. Although shareholder ratification of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision.

Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Vote Required

Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2015 requires the affirmative vote of the majority of the votes cast at the annual meeting.

Board Recommendation

The Board recommends that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Principal Accountant Fees and Services

The following table presents the fees for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2014 and 2013, and fees for other services rendered by KPMG LLP during those periods.

Type of Fees	Fiscal Year Ended December 31, 2014	Fiscal Year Ended December 31, 2013
Audit Fees(1)	$387,395	$644,400
Audit-Related Fees	$-	$-
Tax Fees(2)	$122,500	$105,020
Total Fees	$509,895	$749,420

(1)
Audit fees in each of 2014 and 2013 include the audit of our consolidated financial statements and review of quarterly financial statements. Audit fees for 2014 and 2013 also include additional billings for non-routine and other matters subject to audit during these years.

(2)	Tax fees in each of 2014 and 2013 consist of fees for tax compliance and general tax consulting services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee, in accordance with its charter, reviews and pre-approves all audit and permissible non-audit services provided by KPMG LLP, our independent registered public accounting firm, and the related fees, prior to the Company’s engagement of KPMG LLP to provide such services. By resolution of the Audit Committee, the chair of the Audit Committee may approve dollar amounts in excess of the fees established in such resolution(s), subject to ratification by the full committee at its next regular meeting. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. All services being provided by the independent registered public accounting firm are regularly reviewed. For 2014, all audit and non-audit services provided by KPMG LLP were approved in advance by the Audit Committee.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG LLP’s independence and has determined that such services are compatible with maintaining KPMG LLP’s independence.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information relating to our equity compensation plans as of December 31, 2014.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	3,652,200	$0.67	5,070,200
Equity compensation plans not approved by security holders	____	____	____

(1)
As of December 31, 2014, the 2011 Plan, the 2008 Plan and the 2007 Plan were the three equity compensation plans that were in effect and under which the Company may make future awards. The number of shares available for grant under each plan as of December 31, 2014 is as follows: 2011 Plan –1,217,000; 2008 Plan – 3,493,200; 2007 Plan – 360,000. In addition, options to purchase shares of common stock remain outstanding as of that date under the Hooper Holmes, Inc. 2002 Stock Option Plan, the Hooper Holmes, Inc. 1999 Stock Option Plan, and the 1997 Director Option Plan.

EXECUTIVE OFFICERS

The following table shows information about our executive officers as of April 17, 2015:

Name	Age	Position
Henry E. Dubois	53	President and Chief Executive Officer, and a member of the Board of Directors
Tom Collins	38	Senior Vice President and Chief Financial Officer, Treasurer

Information with respect to each of our executive officers other than Henry E. Dubois is provided below. Information regarding Mr. Dubois, who is a director as well as an executive officer of the Company, has been previously provided in the discussion of Proposal No. 1 in this proxy statement.

Tom Collins. Mr. Collins has been our Senior Vice President, Chief Financial Officer and Treasurer since September 2013. Prior to that and since September 2011, Mr. Collins had been the Company’s Senior Vice President of Portamedic Operations. In this capacity, Mr. Collins had responsibility for day-to-day operations of Portamedic. Prior to that, Mr. Collins had been the Company’s Vice President of Laboratory Operations since January 2011. Mr. Collins joined the Company in March 2010 as Vice President of Supply Chain. From January 2005 until March 2010, Mr. Collins was a Principal and Owner of Preferred Finance Partners (PFP), a Kansas City-based management advisory services firm that provided financial and operations support to domestic and international clients with revenues up to $800 million. While at PFP, Mr. Collins’ practice focused on outsourced CFO services, corporate strategy and turnaround and restructuring advisory. Prior to PFP, Mr. Collins served in various capacities with the accounting and consulting firms at Grant Thornton and PricewaterhouseCoopers.

COMPENSATION OF EXECUTIVE OFFICERS
The objective of our executive compensation is to enhance the Company’s long-term profitability by providing compensation that will attract and retain superior talent, reward performance, and align the interests of our executive officers with the long-term interests of our shareholders. For 2014, there were two principal components of the compensation we pay to our executive officers: (1) base salary and (2) equity compensation plans.
Base Salary

Each of our executive officers receives an annual base salary paid in cash.

Equity Compensation Plans

We sponsor and maintain the 2011 Plan and the 2008 Plan in which our executive officers are eligible to participate and under which grants may be made. Each of the 2011 Plan and the 2008 Plan is described more fully below under the heading “Stock Option Plans.”

Compensation Arrangements of Henry Dubois

Mr. Dubois serves as our President and Chief Executive Officer pursuant to an employment agreement dated September 30, 2013. Pursuant to the employment agreement, Mr. Dubois is paid a base salary of $375,000 per year, such amount to be reviewed at least annually by the Compensation Committee. Base salary may be adjusted by the Board, in its sole discretion, based on the Committee’s and Board’s consideration of the Company’s performance, financial and otherwise.

Mr. Dubois’ annual target bonus opportunity under the employment agreement will be equal to 50% of his base salary and is subject to Mr. Dubois and the Company achieving agreed upon financial targets and goals and objectives. No such bonus was paid to Mr. Dubois pursuant to the agreement in 2014.

In accordance with the employment agreement, on September 30, 2013, Mr. Dubois was granted options to purchase 2,000,000 shares of the Company’s common stock under the 2011 Plan. The options were vested at the time of grant with respect to 25% of the shares. The options will vest with respect to the remaining 75% of the shares in three equal installments on the September 30, 2014, September 30, 2015 and September 30, 2016.

The employment agreement also provides that Mr. Dubois will be entitled to participate in any other annual bonus or incentive compensation plans or programs and any retirement and other benefit plans and programs as may be in effect or adopted by the Company from time to time. On January 21, 2015, Mr. Dubois was granted options to purchase 150,000 shares of the Company’s common stock under the 2008 Plan for performance in 2014. The options will vest with respect to 33% of the shares on the first and second anniversaries of the grant date, and the remainder on the third anniversary of the grant date. No other incentive amounts or bonuses were paid to Mr. Dubois for 2014 other than as set forth above.

If Mr. Dubois’ employment is terminated for any reason, Mr. Dubois will be entitled to receive (i) any accrued and unpaid base salary, (ii) any unreimbursed business expenses, and (iii) payment for any accrued and unused vacation time. In addition, if Mr. Dubois’ employment is terminated by the Company other than for Cause, if he resigns for Good Reason, or if a Triggering Event occurs following a Change in Control (within the meanings given to such terms in the employment agreement), and upon the execution and delivery of a release by Mr. Dubois in favor of the Company, Mr. Dubois will be entitled to receive his base salary for one year in twelve equal installments, without interest, on a monthly basis for twelve (12) consecutive months. In the case of termination of the agreement due to the occurrence of a Triggering Event following a Change in Control, Mr. Dubois will be entitled to the acceleration of vesting of equity grants and removal of any trading restrictions on his stock.

Compensation Arrangements of Tom Collins

On September 25, 2013, the Company entered into an employment agreement with Mr. Collins in connection with his appointment as our Senior Vice President and Chief Financial Officer. Mr. Collins did not have an employment agreement with the Company prior to his appointment as our Senior Vice President and Chief Financial Officer.

Pursuant to the employment agreement, Mr. Collins will be paid a base salary of $220,000 per year, such amount to be reviewed at least annually by our Chief Executive Officer and Compensation Committee. Base salary may be adjusted by the Committee, in its sole discretion, based on the Committee’s consideration of the Company’s performance, financial and otherwise.

Mr. Collins’ annual target bonus opportunity under the employment agreement will be equal to 40% of his base salary and is subject to Mr. Collins and the Company achieving agreed upon financial targets and goals and objectives. No such bonus was paid to Mr. Collins pursuant to the agreement in 2014.

In accordance with the employment agreement, on September 25, 2013, Mr. Collins was granted options to purchase 325,000 shares of the Company’s common stock under the 2008 Plan. The options will vest with respect to 33% of the shares on September 30, 2014 and September 30, 2015 and with respect to 34% of the shares on September 25, 2016. The employment agreement also provides that Mr. Collins will be entitled to participate in any other annual bonus or incentive compensation plans or programs and any retirement and other benefit plans and programs as may be in effect or adopted by the Company from time to time. On January 21, 2015, Mr. Collins was granted options to purchase 90,000 shares of the Company’s common stock under the 2008 Plan for performance during 2014. The options will vest with respect to 33% of the shares on the first and second anniversaries of the grant date, and the remainder on the third anniversary of the grant date. No other incentive amounts or bonuses were paid to Mr. Collins for 2014 other than as set forth above.

If Mr. Collins' employment is terminated for any reason, Mr. Collins will be entitled to receive (i) any accrued and unpaid base salary, (ii) any unreimbursed business expenses, and (iii) any accrued and unused vacation time. In addition, if Mr. Collins' employment is terminated by the Company other than for Cause, if he resigns for Good Reason, or when a Triggering Event occurs following a Change in Control (within the meanings given to such terms in the employment agreement), and upon the execution and delivery of a release by Mr. Collins in favor of the Company, Mr. Collins will be entitled to receive his base salary in twelve equal installments, without interest, on a monthly basis for twelve (12) consecutive months. In the case of termination of the employment agreement due to the occurrence of a Triggering Event following a Change in Control, Mr. Collins will be entitled to an acceleration of vesting of equity grants and removal of any trading restrictions on his stock.
Summary Compensation Table
The following table summarizes, with respect to our 2014 fiscal year, compensation awarded to or earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Henry E. Dubois (3) President and Chief Executive Officer	2014 2013	375,000 441,728(5)	- 64,400(6)	- 96,600(6)	46,500 680,000	35,982(4) 180,199(7)	457,482 1,462,927

Tom Collins (8) Senior Vice President and Chief Financial Officer, Treasurer	2014 2013	220,000 208,980	- 102,500(9)	- -	27,900 110,500	- -	247,900 421,980

Tracy D. Mackey (10) Former General Counsel and Corporate Secretary	2014	124,993	4,000	-	-	-	128,993

(1)	Represents the fair value of stock awards calculated as of the date of grant.

(2)
Represents grant date fair value calculated in accordance with current authoritative accounting literature. For a description of the assumptions made in our valuation of option awards, please refer to Note 4 to our consolidated financial statements in its annual report on Form 10-K for the year ended December 31, 2014. The amounts shown for prior year periods have been calculated in accordance with the same methodology.

(3)	Mr. Dubois was appointed as President and Chief Executive Officer effective April 8, 2013.

(4)	Represents reimbursement of commuting expenses.

(5)
Reflects all compensation received by Mr. Dubois as Chief Executive Officer. From April 8, 2013 until September 30, 2013, Mr. Dubois served in such capacity pursuant to the Interim Services Agreement with Tatum and received $346,536 in connection therewith. Thereafter, Mr. Dubois served in such capacity pursuant to his employment agreement and received $95,192 as base salary thereunder, based on an annual base salary of $375,000.

(6)
Mr. Dubois was entitled to a one-time discretionary bonus of $161,000 based on his performance prior to entering into his employment agreement dated September 30, 2013. Pursuant to Mr. Dubois’ employment agreement, the discretionary bonus was paid in a one-lump sum cash payment equal to 40% of the bonus amount, or $64,400, and the award of stock with a value equal to 60% of the bonus amount, or $96,600. Accordingly, Mr. Dubois was granted an award of 205,532 shares of stock based on a grant date fair value per share of $0.47.

(7)	Reflects amounts received by Mr. Dubois from January 2013 to April 2013 as a consultant to the Executive Committee of the Board pursuant to the Interim Services Agreement with Tatum.

(8)	Mr. Collins was appointed as Senior Vice President, Chief Financial Officer and Treasurer effective September 25, 2013.

(9)
Mr. Collins was paid a one-time transaction bonus of $102,500 in connection with the executive’s efforts in prior to being named as Senior Vice President, Chief Financial Officer and Treasurer effective September 25, 2013.

(10)	Ms. Mackey was appointed as General Counsel and Corporate Secretary effective April 7, 2014. Ms. Mackey’s last day of employment with the Company was December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options____ (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Henry E. Dubois	1,000,000	1,000,000 (1)	$0.47	09/30/2023

Tom Collins	35,000	-	$1.06	07/29/2021
	198,000	102,000 (2)	$0.65	07/31/2022
	107,250	217,750 (3)	$0.48	09/25/2023

(1)	Scheduled to vest in two installments: 25% on the second and third anniversaries of the grant date, September 30, 2013.

(2)	Scheduled to vest on July 31, 2015.

(3)	Scheduled to vest in two installments: 33% on the second anniversary of the grant date, September 25, 2013, and the remainder on September 25, 2016.

Stock Option Plans

The Company sponsors and maintains the Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”) and the Hooper Holmes, Inc. 2008 Omnibus Employee Incentive Plan (the “2008

Plan”) in which our executive officers are eligible to participate and under which grants may be made. In addition, options to purchase shares of our common stock issued to our executive officers remain outstanding as of the date of this proxy statement under the Hooper Holmes, Inc. 1999 Stock Option Plan and the Hooper Holmes, Inc. 2002 Stock Option Plan.

Subject to the terms of any option agreement with respect to an award under the 2011 Plan and the 2008 Plan, all outstanding options granted under either of these plans may fully vest and become exercisable for the 15-day period immediately prior to a change of control of the Company where the option awards are not being assumed or continued as part of the transaction. In lieu of vesting for the 15-day period immediately prior to the change of control, the Compensation Committee may elect to cancel all outstanding option awards and pay to the option holder an amount equal to the amount paid to the holders of Company stock at the time of the change of control that exceeds the applicable option exercise price. Under each of these plans, a “change of control” is defined as the occurrence of any of the following events:

•
if any person (other than the Company, its affiliates, a trustee or fiduciary holding securities under an employee benefit plan of the Company, an underwriter temporarily holding Company securities or a corporation owned, directly or indirectly, by the Company shareholders in the same proportion as their ownership in the Company) is or becomes, directly or indirectly, the beneficial owner of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities;

•
any individuals who on the effective date of the 2011 Plan or 2008 Plan constitute the Board (as applicable, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, unless the election or nomination of the individual was approved by at least a majority of the directors then comprising the Incumbent Board; or

•
the Company shareholders approve a merger, consolidation or share exchange of the Company with any other corporation or entity, or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company, or the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Subject to the terms of any option agreement with respect to an award under the Hooper Holmes, Inc. 1999 Stock Option Plan and the Hooper Holmes, Inc. 2002 Stock Option Plan, all outstanding options granted under either of these plans are to fully vest and become exercisable immediately prior to or concurrent with an actual or threatened change in control of the Company. A “change in control of the Company” is defined as a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A under the Exchange Act, including:

•
if any person, or group of affiliated persons, is or becomes, the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

•
if, during any period of 24 consecutive months during the term of an option or stock appreciation right granted under any of these plans, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company’s shareholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least 2/3rds of the directors then in office who were directors at the beginning of the period;

•	upon the first purchase of the Company’s common stock in accordance with a tender or exchange offer (other than such an offer made by the Company); or

•	upon a complete liquidation or dissolution by the Company.

A “threatened change in control of the Company” is defined as any set of circumstances which in the opinion of the Board poses a real, substantial and immediate possibility of leading to a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a policy regarding transactions with related persons that specifies the procedures to be followed by the Governance and Nominating Committee of the Board in considering, and determining whether to approve or ratify, a transaction with a related person. For purposes of the policy statement, a “related person” is defined to mean:

•	any person who is or was (since the beginning of our most recently completed fiscal year) a director, nominee for director or executive officer of the Company or any subsidiary of the Company;

•	any person (including an entity or group) who is the beneficial owner of more than 5% of any class of the our voting securities;

•
any individual who is an immediate family member of any such person (i.e., such person’s spouse, either parent, a step-parent, a child or stepchild, sibling, mother or father-in-law, brother or sister-in-law, son or daughter-in-law, or any person sharing the household of such person); or

•
any firm, corporation or other entity in which any such person serves as an executive officer or general partner or, together with any other persons described above, owns 10% or more of the equity interests of that firm, corporation or other entity.

The policy statement stipulates that each member of the Board and/or management is to provide the Governance and Nominating Committee of the Board with any and all information pertaining to any proposed or existing related person transaction promptly after becoming aware of such transaction. Upon being advised of the transaction, the Governance and Nominating Committee will consider, among other things:

•	the nature of the interest the related person has in the transaction;

•	the materiality of the interest the related person has or may have in the transaction;

•	the approximate dollar amount of the transaction;

•	whether the transaction is fair to the Company;

•	whether the transaction is on terms no less favorable than those generally available to unaffiliated third parties under the same or similar circumstances;

•	the significance of the transaction to investors in light of all the circumstances; and

•	whether the transaction would present a conflict of interest for a director or executive officer, as set forth in the Company’s Code of Conduct and Ethics, or violate any other provision of such code.

If the Governance and Nominating Committee determines to approve or ratify the transaction, the committee is to provide the Board with a report consisting of the facts relating to the transaction considered by the committee, the material terms and business purpose of the transaction, the benefits to the Company and to the related person, and whether the transaction requires a waiver of the Company’s Code of Conduct and Ethics. The report shall also indicate the basis for the committee’s approval or ratification of the transaction.

There were no “related person” transactions arising or existing during 2013 or 2014, nor any currently proposed transactions, requiring disclosure under the applicable NYSE MKT listing standards, SEC rules and regulations or the Company’s policies and procedures, other than the following:

Henry E. Dubois, the Company’s President and Chief Executive Officer, served as a consultant to the Executive Committee of the Board from January 2013 until April 2013, pursuant to an Interim Services Agreement, dated as of January 3, 2013, between Randstad Professionals US, LP, d/b/a Tatum and the Company. From April 2013 until September 2013, Mr. Dubois served as President and Chief Executive Officer of the Company under the terms of the agreement with Tatum. Under the agreement with Tatum, the Company made a base payment to Tatum of $12,000 per week, with a cash bonus of up to an additional $8,000 per week based on certain performance measures. In connection with Mr. Dubois’s services, he received from Tatum approximately 65% of the amount paid by the Company to Tatum. Mr. Dubois’s compensation from Tatum is more thoroughly discussed in the Section “Compensation of Executive Officers – Summary Compensation Table.”

ADJOURNMENT OF THE ANNUAL MEETING

In the event there is an insufficient number of shares of our common stock present in person or by proxy at the annual meeting to constitute a quorum, the Board will request approval to adjourn the annual meeting to a later date. The place and date to which the annual meeting would be adjourned would be announced at the annual meeting.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

All shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2016 annual meeting of shareholders (other than nominees for director as discussed earlier in this proxy statement) must be made in writing and received at the Company’s executive office not later than December 30, 2015, and must otherwise comply with SEC Rule 14a-8. The notice containing such proposal must also include certain information specified in our bylaws. Shareholders should submit their proposals to the attention of the Company’s Corporate Secretary, 560 N. Rogers Road, Olathe, Kansas 66062, by certified mail – return receipt requested.

A shareholder who wishes to put forth a proposal to be considered at the 2016 annual meeting of shareholders without including the proposal in the Company’s proxy materials must notify the Company of such proposal in writing by March 14, 2016, but not before February 11, 2016. The notice containing such proposal must also include certain information specified in our bylaws. Shareholders should submit their proposals to the attention of the Company’s Corporate Secretary, 560 N. Rogers Road, Olathe, Kansas 66062, by certified mail – return receipt requested. If we receive a notice after March 14, 2016, or before February 11, 2016, such notice will be considered untimely, and we will not have any obligation to present the proposal at the 2016 annual meeting of shareholders.

April 28, 2015

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 10, 2015

HOOPER HOLMES, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 17, 2015
Date: June 10, 2015 **Time:** 10:00 AM CDT
Location: Hilton Garden Inn
12080 South Strang Line Road
Olathe, Kansas 66062

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HOOPERHOLMES

HOOPER HOLMES, INC.
560 N. ROGERS RD.
OLATHE, KS 66062

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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Ronald V. Aprahamian 02 Henry E. Dubois 03 Mark J. Emkjer 04 Larry Ferguson 05 Gus D. Halas
06 Thomas A. Watford

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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